Exhibit (a)(1)(D)
Notification of Presentation Information [Date], 2007

TO:	[Optionholder]

FROM:	Jon Gonzales, Director, Chief Corporate Counsel

DATE:	[Date], 2007

SUBJECT:	Presentations Concerning the Offer to Amend Certain Options
     As noted in my previous e-mail dated November 26, 2007, Atmel Corporation is offering you the opportunity to avoid the adverse tax consequences under Section 409A by voluntarily amending your outstanding discount options (your “eligible options”).
     Please note that our Offer will expire on December 21, 2007 at 9:00 p.m., Pacific Time, unless we extend the Offer. In order to participate and for much more detailed information about our Offer, please visit our Offer website at https://atmel.equitybenefits.com/. The Offer website contains the offering documents that have been filed with the U.S. Securities and Exchange Commission, information about which of your options are eligible options, and about what alternatives are available to you.
     To help (i) explain the potential adverse tax impact of Section 409A, (ii) explain how Atmel Corporation has addressed the situation and the choices you have, and (iii) answer other questions you may have, Atmel will be providing informational meetings presented by a third-party.
     [The informational meetings will be held on:
     1.         [___], 2007 from  [___]. Pacific Standard Time in:
[___] location — [___] [Building/Room] (In-person live)
[___] location — [___] [Building/Room] (Live via video)
[___] location — [___] [Building/Room] (Live via video)
[___] location — [___] [Building/Room] (Live via video)

     If you cannot attend one of these meetings, you may log on to a live simulcast using the number listed below, and follow along in the slide presentation attached below. This simulcast will not be recorded. The live simulcast will be held on:
•	[___], 2007, from [___]. Pacific Standard Time.

•	Call In Numbers:
From United States:
[___] Participant Code: [___]
[From Non-US locations:]
[___] Participant Code: [___]
     2. Special simulcast for employees not based in the United States will be held on [___], 2007, from [___] Pacific Standard Time. Employees will call in on the numbers listed above.]
     Stock options which are eligible to be amended under the Offer should remain subject to adverse tax consequences under Section 409A until the close of the Offer and the official amendment of such options after that close date. Therefore, if you exercise any discount options prior to the amendment of those discount options, you will be solely responsible for any taxes, penalties or interest you should incur under Section 409A. Note that accepting the Offer is not enough to have your options amended, the Offer has to close and Atmel has to accept the tendered discount options for them to be amended and corrected. If you exercise any discount options prior to receiving notification from Atmel that that they have been amended, you should have adverse tax consequences as described in the Offer.
     After visiting our Offer website or if you have trouble accessing the Offer website, if you need paper copies of forms or documents under the Offer, please contact Carol Pleva, Manager, Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com.
Reminder for December 3, 2007 — One Week After Offer Commences
SUBJECT: Urgent Information Regarding Your Atmel Stock Options
     We have just completed week one of the Atmel Corporation Offer to Amend Certain Options (referred to as the “Offer”). The Offer will expire at 9:00 p.m., Pacific Time, on December 21, 2007 unless we extend the Offer.

     If you would like to participate in the Offer, you must log onto the Offer website at https://atmel.equitybenefits.com/ and click on the MAKE AN ELECTION button. You will be directed to your election form that contains personalized information with respect to each eligible option you hold.
     You will need to check the appropriate box next to your eligible options to indicate whether and how you elect to amend in accordance with the terms of the Offer. After completing the election form, you will have the opportunity to review the elections you have made with respect to your eligible options. If you are satisfied with your elections you will proceed to the Agreement to Terms of Election/Withdrawal page. Only after you agree to the Agreement to the Terms of Election/Withdrawal will you be directed to the Print Confirmation Statement page. Please print and keep a copy of the Print Confirmation Statement for your records. You will then have completed the election process.
     Atmel Corporation has retained a third-party to prepare communications regarding the Offer and will provide general tax information to eligible employees with respect to the tax characteristics of the Offer. Atmel will not provide tax advice specific to an individual’s circumstances. We recommend that you discuss the personal tax consequences of the Offer with a financial, legal, and/or tax advisor. You should direct general question about the terms of the Offer to Jon Gonzales, Director, Chief Corporate Counsel at Atmel at Jon.Gonzales@atmel.com.
     If you are not able to submit your election electronically via the Offer website as a result of technical failures of the website, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper election form and return it to the Company via facsimile to Carol Pleva, Manager, Stock Administration at (408) 436-4111 before 9:00 p.m., Pacific Time, on December 21, 2007. To obtain a paper election form, contact Carol Pleva, Manager, Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com, or you may download and print the form at https://atmel.equitybenefits.com/.
     You must complete the election process in the foregoing manner before 9:00 p.m., Pacific Time, on December 21, 2007. If we extend the Offer beyond that deadline, you must complete the process before the extended expiration date of the Offer.
     We will not accept delivery of any election form after expiration of the Offer. If we do not receive a properly completed and duly executed election form from you before the expiration of the Offer, we will not accept your eligible options for amendment. Those options will not be amended or replaced pursuant to the Offer.
     This notice does not constitute the Offer. The full terms of the Offer are described in (1) the Offer to Amend; (2) the e-mail from Jon Gonzales, dated November 26, 2007; (3) the election forms; and (4) the presentation by the third-party describing the Offer. You may also access these documents through the Offer website at https://atmel.equitybenefits.com/ or through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may receive paper copies of these documents and forms by contacting Carol Pleva, Manager, Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com.
Reminder for December 10, 2007 — Two Weeks After Offer Commences

SUBJECT: Urgent Information Regarding Your Atmel Stock Options
     We have just completed the second week of the Atmel Corporation Offer to Amend Certain Options (referred to as the “Offer”). The Offer will expire at 9:00 p.m., Pacific Time, on December 21, 2007 unless we extend the Offer.
     If you would like to participate in the Offer, you must log onto the Offer website at https://atmel.equitybenefits.com/ and click on the MAKE AN ELECTION button. You will be directed to your election form that contains personalized information with respect to each eligible option you hold.
     You will need to check the appropriate box next to your eligible options to indicate whether and how you elect to amend in accordance with the terms of the Offer. After completing the election form, you will have the opportunity to review the elections you have made with respect to your eligible options. If you are satisfied with your elections you will proceed to the Agreement to Terms of Election/Withdrawal page. Only after you agree to the Agreement to the Terms of Election/Withdrawal will you be directed to the Print Confirmation Statement page. Please print and keep a copy of the Print Confirmation Statement for your records. You will then have completed the election process.
     Atmel Corporation has retained a third-party to prepare communications regarding the Offer and will provide general tax information to eligible employees with respect to the tax characteristics of the Offer. Atmel will not provide tax advice specific to an individual’s circumstances. We recommend that you discuss the personal tax consequences of the Offer with a financial, legal, and/or tax advisor. You should direct general question about the terms of the Offer to Jon Gonzales, Director, Chief Corporate Counsel at Atmel at Jon.Gonzales@atmel.com.
     If you are not able to submit your election electronically via the Offer website as a result of technical failures of the website, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper election form and return it to the Company via facsimile to Carol Pleva, Manager, Stock Administration at (408) 436-4111 before 9:00 p.m., Pacific Time, on December 21, 2007. To obtain a paper election form, contact Carol Pleva, Manager, Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com, or you may download and print the form at https://atmel.equitybenefits.com/.
     You must complete the election process in the foregoing manner before 9:00 p.m., Pacific Time, on December 21, 2007. If we extend the Offer beyond that deadline, you must complete the process before the extended expiration date of the Offer.
     We will not accept delivery of any election form after expiration of the Offer. If we do not receive a properly completed and duly executed election form from you before the expiration of the Offer, we will not accept your eligible options for amendment. Those options will not be amended or replaced pursuant to the Offer.
     This notice does not constitute the Offer. The full terms of the Offer are described in (1) the Offer to Amend; (2) the e-mail from Jon Gonzales, dated November 26, 2007; (3) the election forms; and (4) the presentation by the third-party describing the Offer. You may also access these documents through the Offer website at https://atmel.equitybenefits.com/ or through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may receive paper copies of these documents and forms by contacting Carol Pleva, Manager, Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com.
Reminder for December 14, 2007 — Final Week
SUBJECT: Urgent Information Regarding Your Atmel Stock Options
     We are entering the final week of the Atmel Corporation Offer to Amend Certain Options (referred to as the “Offer”). After today, there are approximately seven (7) days left to make your election. The Offer will expire at 9:00 p.m., Pacific Time, on December 21, 2007 unless we extend the Offer.
     If you would like to participate in the Offer, you must log onto the Offer website at https://atmel.equitybenefits.com/ and click on the MAKE AN ELECTION button. You will be directed to your election form that contains personalized information with respect to each eligible option you hold.
     You will need to check the appropriate box next to your eligible options to indicate whether and how you elect to amend in accordance with the terms of the Offer. After completing the election form, you will have the opportunity to review the elections you have made with respect to your eligible options. If you are satisfied with your elections you will proceed to the Agreement to Terms of Election/Withdrawal page. Only after you agree to the Agreement to the Terms of Election/Withdrawal will you be directed to the Print Confirmation Statement page. Please print and keep a copy of the Print Confirmation Statement for your records. You will then have completed the election process.
     Atmel Corporation has retained a third-party to prepare communications regarding the Offer and will provide general tax information to eligible employees with respect to the tax characteristics of the Offer. Atmel will not provide tax advice specific to an individual’s circumstances. We recommend that you discuss the personal tax consequences of the Offer with a financial, legal, and/or tax advisor. You should direct general question about the terms of the Offer to Jon Gonzales, Director, Chief Corporate Counsel at Atmel at Jon.Gonzales@atmel.com.
     If you are not able to submit your election electronically via the Offer website as a result of technical failures of the website, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper election form and return it to the Company via facsimile to Carol Pleva, Manager, Stock Administration at (408) 436-4111 before 9:00 p.m., Pacific Time, on December 21, 2007. To obtain a paper election form, contact Carol Pleva, Manager, Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com, or you may download and print the form at https://atmel.equitybenefits.com/.
     You must complete the election process in the foregoing manner before 9:00 p.m., Pacific Time, on December 21, 2007. If we extend the Offer beyond that deadline, you must complete the process before the extended expiration date of the Offer.
     We will not accept delivery of any election form after expiration of the Offer. If we do not receive a properly completed and duly executed election form from you before the expiration of the Offer, we will not accept your eligible options for amendment. Those options will not be amended or replaced pursuant to the Offer.
     This notice does not constitute the Offer. The full terms of the Offer are described in (1) the Offer to Amend; (2) the e-mail from Jon Gonzales, dated November 26, 2007; (3) the election forms; and (4) the presentation by the third-party describing the Offer. You may also access these documents through the Offer website at https://atmel.equitybenefits.com/ or through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may receive paper copies of these documents and forms by contacting Carol Pleva, Manager, Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol Pleva@atmel.com.
Reminder for December 19, 2007 — Three Business Days Before Offer Expires
SUBJECT: Urgent Information Regarding Your Atmel Stock Options
     We have just three business days remaining for the Atmel Corporation Offer to Amend Certain Options (referred to as the “Offer”). This e-mail is being sent to you because we have determined that you have not yet elected to participate in the Offer. Please note that the Offer will expire at 9:00 p.m., Pacific Time, on December 21, 2007 unless we extend the Offer.
     If you would like to participate in the Offer, you must log onto the Offer website at https://atmel.equitybenefits.com/ and click on the MAKE AN ELECTION button. You will be directed to your election form that contains personalized information with respect to each eligible option you hold.
     You will need to check the appropriate box next to your eligible options to indicate whether and how you elect to amend in accordance with the terms of the Offer. After completing the election form, you will have the opportunity to review the elections you have made with respect to your eligible options. If you are satisfied with your elections you will proceed to the Agreement to Terms of Election/Withdrawal page. Only after you agree to the Agreement to the Terms of Election/Withdrawal will you be directed to the Print Confirmation Statement page. Please print and keep a copy of the Print Confirmation Statement for your records. You will then have completed the election process.
     Atmel Corporation has retained a third-party to prepare communications regarding the Offer and will provide general tax information to eligible employees with respect to the tax characteristics of the Offer. Atmel will not provide tax advice specific to an individual’s circumstances. We recommend that you discuss the personal tax consequences of the Offer with a financial, legal, and/or tax advisor. You should direct general question about the terms of the Offer to Jon Gonzales, Director, Chief Corporate Counsel at Atmel at Jon.Gonzales@atmel.com.
     If you are not able to submit your election electronically via the Offer website as a result of technical failures of the website, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper election form and return it to the Company via facsimile to Carol Pleva, Manager, Stock Administration at (408) 436-4111 before 9:00 p.m., Pacific Time, on December 21, 2007. To obtain a paper election form, contact Carol Pleva, Manager, Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com, or you may download and print the form at https://atmel.equitybenefits.com/.

     You must complete the election process in the foregoing manner before 9:00 p.m., Pacific Time, on December 21, 2007. If we extend the Offer beyond that deadline, you must complete the process before the extended expiration date of the Offer.
     We will not accept delivery of any election form after expiration of the Offer. If we do not receive a properly completed and duly executed election form from you before the expiration of the Offer, we will not accept your eligible options for amendment. Those options will not be amended or replaced pursuant to the Offer.
     This notice does not constitute the Offer. The full terms of the Offer are described in (1) the Offer to Amend; (2) the e-mail from Jon Gonzales, dated November 26, 2007; (3) the election forms; and (4) the presentation by the third-party describing the Offer. You may also access these documents through the Offer website at https://atmel.equitybenefits.com/ or through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may receive paper copies of these documents and forms by contacting Carol Pleva, Manager, Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com.
Reminder for December 20, 2007 — Two Business Days Before Offer Expires
SUBJECT: Urgent Information Regarding Your Atmel Stock Options
     We have just two business days remaining for the Atmel Corporation Offer to Amend Certain Options (referred to as the “Offer”). This e-mail is being sent to you because we have determined that you have not yet elected to participate in the Offer. Please note that the Offer will expire at 9:00 p.m., Pacific Time, on December 21, 2007 unless we extend the Offer.
     If you would like to participate in the Offer, you must log onto the Offer website at https://atmel.equitybenefits.com/ and click on the MAKE AN ELECTION button. You will be directed to your election form that contains personalized information with respect to each eligible option you hold.
     You will need to check the appropriate box next to your eligible options to indicate whether and how you elect to amend in accordance with the terms of the Offer. After completing the election form, you will have the opportunity to review the elections you have made with respect to your eligible options. If you are satisfied with your elections you will proceed to the Agreement to Terms of Election/Withdrawal page. Only after you agree to the Agreement to the Terms of Election/Withdrawal will you be directed to the Print Confirmation Statement page. Please print and keep a copy of the Print Confirmation Statement for your records. You will then have completed the election process.
     Atmel Corporation has retained a third-party to prepare communications regarding the Offer and will provide general tax information to eligible employees with respect to the tax characteristics of the Offer. Atmel will not provide tax advice specific to an individual’s circumstances. We recommend that you discuss the personal tax consequences of the Offer with a financial, legal, and/or tax advisor. You should direct general question about the terms of the Offer to Jon Gonzales, Director, Chief Corporate Counsel at Atmel at Jon.Gonzales@atmel.com.
     If you are not able to submit your election electronically via the Offer website as a result of technical failures of the website, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper election form and return it to the Company via facsimile to Carol Pleva, Manager, Stock Administration at (408) 436-4111 before 9:00 p.m., Pacific Time, on December 21, 2007. To obtain a paper election form, contact Carol Pleva, Manager, Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com, or you may download and print the form at https://atmel.equitybenefits.com/.
     You must complete the election process in the foregoing manner before 9:00 p.m., Pacific Time, on December 21, 2007. If we extend the Offer beyond that deadline, you must complete the process before the extended expiration date of the Offer.
     We will not accept delivery of any election form after expiration of the Offer. If we do not receive a properly completed and duly executed election form from you before the expiration of the Offer, we will not accept your eligible options for amendment. Those options will not be amended or replaced pursuant to the Offer.
     This notice does not constitute the Offer. The full terms of the Offer are described in (1) the Offer to Amend; (2) the e-mail from Jon Gonzales, dated November 26, 2007; (3) the election forms; and (4) the presentation by the third-party describing the Offer. You may also access these documents through the Offer website at https://atmel.equitybenefits.com/ or through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may receive paper copies of these documents and forms by contacting Carol Pleva, Manager, Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com.
Reminder for December 21, 2007 — Last Day (Offer Expiration Date)
SUBJECT: Urgent Information Regarding Your Atmel Stock Options
     Today is the last day to elect to amend your eligible options as part of the Atmel Corporation Offer to Amend Certain Options (referred to as the “Offer”). The Offer will expire at 9:00 p.m., Pacific Time, today unless we extend the Offer.
     If you would like to participate in the Offer, you must log onto the Offer website at https://atmel.equitybenefits.com/ and click on the MAKE AN ELECTION button. You will be directed to your election form that contains personalized information with respect to each eligible option you hold.
     You will need to check the appropriate box next to your eligible options to indicate whether and how you elect to amend in accordance with the terms of the Offer. After completing the election form, you will have the opportunity to review the elections you have made with respect to your eligible options. If you are satisfied with your elections you will proceed to the Agreement to Terms of Election/Withdrawal page. Only after you agree to the Agreement to the Terms of Election/Withdrawal will you be directed to the Print Confirmation Statement page. Please print and keep a copy of the Print Confirmation Statement for your records. You will then have completed the election process.
     Atmel Corporation has retained a third-party to prepare communications regarding the Offer and will provide general tax information to eligible employees with respect to the tax characteristics of the Offer. Atmel will not provide tax advice specific to an individual’s circumstances. We recommend that you discuss the personal tax consequences of the Offer with a financial, legal, and/or tax advisor. You should direct general question about the terms of the Offer to Jon Gonzales, Director, Chief Corporate Counsel at Atmel at Jon.Gonzales@atmel.com.
     If you are not able to submit your election electronically via the Offer website as a result of technical failures of the website, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper election form and return it to the Company via facsimile to Carol Pleva, Manager, Stock Administration at (408) 436-4111 before 9:00 p.m., Pacific Time, on December 21, 2007. To obtain a paper election form, contact Carol Pleva, Manager, Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com, or you may download and print the form at https://atmel.equitybenefits.com/.
     You must complete the election process in the foregoing manner before 9:00 p.m., Pacific Time, on December 21, 2007. If we extend the Offer beyond that deadline, you must complete the process before the extended expiration date of the Offer.
     We will not accept delivery of any election form after expiration of the Offer. If we do not receive a properly completed and duly executed election form from you before the expiration of the Offer, we will not accept your eligible options for amendment. Those options will not be amended or replaced pursuant to the Offer.
     This notice does not constitute the Offer. The full terms of the Offer are described in (1) the Offer to Amend; (2) the e-mail from Jon Gonzales, dated November 26, 2007; (3) the election forms; and (4) the presentation by the third-party describing the Offer. You may also access these documents through the Offer website at https://atmel.equitybenefits.com/ or through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may receive paper copies of these documents and forms by contacting Carol Pleva, Manager, Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com.